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                                                             EXHIBIT 23



               [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation of our report dated October 20, 2000, on our audit of the statement of revenue and certain expenses of Harbo, L.P. for the year ended December 31, 1999 which report appears in the Form 8-K for Charles E. Smith Residential Realty, Inc. dated October 25, 2000 filed with the Securities and Exchange Commission.


                                                       /s/ ARTHUR ANDERSEN LLP


Vienna, Virginia
November 7, 2000